Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612-977-5172
Heide.Erickson@capella.edu

Media Contact:
Irene Silber
Capella Education Company
612-977-4132
Irene.Silber@capella.edu

Capella Education Company Reports First Quarter 2008 Results

Revenue Increased 23.5 Percent; Enrollment Up 22.7 Percent;

Operating Income Up 42.2 Percent

MINNEAPOLIS, May 1, 2008—Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2008.

•	Revenues for the three months ended March 31, 2008 increased by 23.5 percent to $65.3 million, compared to $52.8 million in the first quarter of 2007.

•	Total active enrollment increased by 22.7 percent to 23,496 learners from the same period in 2007.

•

Operating income in the three months ended March 31, 2008 increased by 42.2 percent to $7.1 million, compared to $5.0 million during the same period in 2007. The operating margin in the first quarter was 10.9 percent of revenue, compared to 9.5 percent of revenue during first quarter 2007, an increase of 140 basis points.

•	The tax rate for the first quarter of 2008 was 35.4 percent, compared to 36.9 percent for first quarter 2007.

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CAPELLA EDUCATION COMPANY REPORTS FIRST QUARTER 2008 RESULTS, page 2

•	Net income for the first quarter of 2008 was $5.5 million, compared to $3.8 million in the first quarter of 2007.

•	Diluted net income per share was $0.31 in the first quarter of 2008, compared to $0.23 in the first quarter of 2007.

•	As part of a $50 million share repurchase program, which was authorized on March 3, 2008, a total of 394,000 shares were repurchased through March 31, 2008, for total consideration of $21.8 million.

“We are pleased with these results, which are a testament to our talented team of Capella faculty and staff, as well as our solid alignment with the needs of our adult learners,” said Stephen Shank, chairman and chief executive officer of Capella Education Company. “The quarter demonstrates the soundness of our strategies, the differentiated nature of our business model, and our ability to execute,” said Shank.

“In addition to meeting our revenue growth objectives for the quarter, we continued to generate operating margin improvements through revenue growth, the leveraging of our infrastructure, and our continued focus on process improvements,” added Lois Martin, senior vice president and chief financial officer. “Our performance allowed us to achieve margin expansion even as we made investments to facilitate the largest of our ERP module implementations. In addition, we continued to invest to increase marketing effectiveness and to enhance the learner experience and learning outcomes,” said Martin.

Balance Sheet and Cash Flow

As of March 31, 2008, the Company had cash, cash equivalents and marketable securities of $131.9 million, compared to $143.8 million in cash, cash equivalents and marketable securities at year-end. The change from year-end 2007 to first quarter 2008 reflects increased cash flow from operations, offset by payments related to the repurchase of common stock. The Company had no debt during the first quarter 2008 or at year-end 2007. Cash flow from operations was $10.1 million during the first quarter of 2008 compared to $6.3 million in the first quarter of 2007. Capital expenditures were $4.4 million for the three months ended March 31, 2008, which compares to $3.6 million in capital expenditures in the first quarter of 2007, as the Company continued to invest in an Enterprise Resource Planning system, scheduled for completion in the summer of 2008. Depreciation and amortization was $2.8 million for the three months ended March 31, 2008, compared to $2.4 million for the same period in 2007.

Outlook

For the second quarter ending June 30, 2008, enrollment is expected to grow by 18.5 to 20.0 percent and revenue by approximately 21.0 to 22.5 percent compared to the second quarter of 2007. The operating margin is anticipated to be approximately 12.0 to 12.5 percent of total revenue.

“We expect second quarter enrollment growth rate to be slightly lower than that achieved in the first quarter 2008, as we experience the productivity impacts from two major ERP

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CAPELLA EDUCATION COMPANY REPORTS FIRST QUARTER 2008 RESULTS, page 3 module implementations during the past two quarters,” said Martin. “We are continuing to make progress as we work through the substantial learning curve associated with this implementation. We look forward to moving from the implementation stage of our ERP installation to the actual realization of operational benefits during the second half of 2008,” concluded Martin.

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; the continued successful implementation of our Enterprise Resource Planning system; unforeseen changes in student enrollment or our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

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CAPELLA EDUCATION COMPANY REPORTS FIRST QUARTER 2008 RESULTS, page 4

Conference Call

Capella will discuss its first quarter 2008 results and second quarter 2008 outlook during a conference call scheduled today, May 1, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial (800) 750-4984 (domestic) or (913) 312-0694 (international) at 8:50 a.m. (ET). The webcast will be available on the Capella Education Company Web site at www.capellaeducation.com.

A replay of the call will be available from May 1 through May 8, 2008, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international), passcode 4435619. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company (NASDAQ: CPLA) is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers graduate degree programs in business, information technology, education, human services, psychology, public health, and public safety, and bachelor's degree programs in business, information technology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 19 graduate and undergraduate degree programs with 104 specializations and more than 950 courses. More than 23,000 learners were enrolled as of March 31, 2008. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*	Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), www.ncahlc.org.

Capella University, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1-888-CAPELLA (227-3552), www.capella.edu.

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CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

(In thousands, except par value)

	As of March 31, 2008	As of December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,040	$60,600
Marketable securities	113,813	83,167
Accounts receivable, net of allowance of $1,686 at March 31, 2008 and $951 at December 31, 2007	8,523	7,557
Prepaid expenses and other current assets	8,538	12,593
Deferred income taxes	1,877	1,896

Total current assets	150,791	165,813
Property and equipment, net	35,586	34,462

Total assets	$186,377	$200,275

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,989	$6,089
Accrued liabilities	25,990	23,826
Deferred revenue	6,941	6,476

Total current liabilities	36,920	36,391
Deferred rent	1,247	1,167
Other liabilities	335	335
Deferred income taxes	5,210	5,508

Total liabilities	43,712	43,401
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000
Issued and outstanding shares — 17,010 at March 31, 2008 and 17,363 at December 31, 2007	170	173
Additional paid-in capital	177,010	196,643
Accumulated other comprehensive income	134	195
Retained earnings (accumulated deficit)	(34,649)	(40,137)

Total shareholders’ equity	142,665	156,874

Total liabilities and shareholders’ equity	$186,377	$200,275

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
Revenues	$65,251	$52,824
Costs and expenses:
Instructional costs and services	29,016	23,523
Marketing and promotional	21,393	18,320
General and administrative	7,730	5,981

Total costs and expenses	58,139	47,824

Operating income	7,112	5,000
Other income, net	1,389	1,092

Income before income taxes	8,501	6,092
Income tax expense	3,013	2,248

Net income	$5,488	$3,844

Net income per common share:
Basic	$0.32	$0.24

Diluted	$0.31	$0.23

Weighted average number of common shares outstanding:
Basic	17,316	16,015

Diluted	17,894	16,700

CAPELLA EDUCATION COMPANY

Unaudited Other Information

(In thousands, except enrollment amounts)

	Three Months Ended March 31,
	2008	2007
Depreciation and amortization	$2,765	$2,410
Net cash flow provided by operating activities	10,084	6,281
Capital expenditures	4,449	3,556

Enrollment by Degree(a):	March 31,
	2008	2007	% Change
PhD/Doctoral	8,908	7,865	13.3%
Master’s	10,683	8,256	29.4%
Bachelor’s	3,779	2,937	28.7%
Other	126	93	35.5%

Total	23,496	19,151	22.7%

(a)	Enrollment as of March 31, 2008 and 2007 is the enrollment as of the last day of classes for the quarter ended March 31, 2008 and 2007, respectively.